Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

May 9, 2005

Board of Directors

Killbuck Bancshares, Inc.

We have reviewed the accompanying consolidated balance sheet of Killbuck Bancshares, Inc. and its subsidiary as of March 31, 2005, and the related consolidated statements of income for the three-month periods ended March 31, 2005 and 2004, and the consolidated statement of changes in stockholders’ equity for the three-month period ended March 31, 2005 and the consolidated statements of cash flows for the three-month periods ended March 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles U.S. generally accepted.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2004, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated February 9, 2005 we expressed an unqualified opinion on those consolidated financial statements.

/s/ S.R. SNODGRASS, A.C.

S.R. Snodgrass, A.C.

626 North Fourth Street

Steubenville, Ohio 43952-1982

Phone: 740-282-2771

Facsimile: 740-282-1606